UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

SCHEDULE 14A INFORMATION

____________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JASPER THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
_____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

JASPER THERAPEUITCS, INC.
SUPPLEMENT
TO THE
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Pacific Time on Thursday, June 6, 2024

The date of this Supplement is May 3, 2024

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Jasper Therapeutics, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 22, 2024, in connection with the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 6, 2024 at 10:00 a.m. Pacific Time.

The purpose of this Supplement is to correct an inadvertent error in the Proxy Statement regarding the treatment of abstentions on Proposals Nos. 3 and 4. The Company notes that the treatment of abstentions on Proposals Nos. 3 and 4 was properly disclosed under the heading “How many votes are needed for approval of each proposal?” in the “Procedural Matters” section of the Proxy Statement, but the treatment of abstentions was incorrectly stated under the heading “Vote Required” in the “Proposal No. 3 Approval of our 2024 Equity Incentive Plan” and “Proposal No. 4 Approval of our Employee Stock Purchase Plan” sections of the Proxy Statement.

The correction to the existing disclosure in the Proxy Statement is set forth below. Capitalized terms not defined in this Supplement have the terms set forth in the Proxy Statement. Other than as set forth below, no changes have been made to the Proxy Statement and it continues to be in full force and effect as originally filed with the SEC and the Company continues to seek the vote of Company stockholders on each of the proposals to be voted on at the Annual Meeting as recommended by the Company’s Board of Directors in the original filing. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting.

Revisions to the Proxy Statement

The “Vote Required” section of Proposal No. 3 on page 38 of the Proxy Statement is amended and restated in its entirety to read as follows (corrections and clarifications are marked, with new text underlined, and deleted text stricken through):

“Vote Required

Approval of the 2024 Plan requires the affirmative vote of a majority of the votes cast on this proposal. ~~Because abstentions and broker non-votes, if any, are not counted as votes cast for or against this proposal, they will have no effect on the outcome of the vote.~~ Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.”

The “Vote Required” section of Proposal No. 4 on page 44 of the Proxy Statement is amended and restated in its entirety to read as follows (corrections and clarifications are marked, with new text underlined, and deleted text stricken through):

“Vote Required

Approval of the 2024 ESPP requires the affirmative vote of a majority of the votes cast on this proposal. ~~Because abstentions and broker non-votes, if any, are not counted as votes cast for or against this proposal, they will have no effect on the outcome of the vote.~~ Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.”

Additional Information

If you have already submitted a proxy and voted your shares and you do not wish to change your vote, you do not need to take any further action. If you have voted your shares and wish to change your vote, if you are a stockholder of record as of April 11, 2024, the record date for the Annual Meeting, you can change your vote any time before the Annual Meeting by (i) entering a new vote by Internet; (ii) completing and returning a later-dated proxy card; (iii) notifying our Corporate Secretary, in writing, at Jasper Therapeutics, Inc., 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065; or (iv) attending and voting electronically at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy). If you have voted your shares and wish to change your vote but are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet or mail as soon as possible to ensure that your shares are represented. For additional instructions on voting by the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.